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                                                                    EXHIBIT 99.1


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

The following unaudited pro forma condensed consolidated statement of income gives effect to the merger of NORIC Corporation, a New York corporation ("NORIC"), the parent company of North Central Oil Corporation, a Delaware corporation ("North Central"), with and into Pogo Producing Company, a Delaware corporation ("Pogo"), with Pogo remaining as the surviving corporation. The merger was effective on March 14, 2001. Pursuant to the merger agreement among Pogo and NORIC and certain NORIC shareholders, dated as of November 19, 2000, former shareholders received 12,615,816 shares of Pogo's common stock and approximately $344,711,000 in cash. Since NORIC had disposed of all of its non-oil and gas assets and operations other than its investment in North Central and cash and cash equivalents generated from the disposition of the non-oil and gas assets, the following unaudited pro forma condensed consolidated statement of income is based on the historical income statement for North Central for the period from January 1, 2001 through March 13, 2001. Commencing March 14, 2001, North Central's operations are consolidated with the operations of Pogo.

The unaudited pro forma condensed consolidated statement of income presents the consolidated results of operations of Pogo and North Central as if the proposed merger had occurred on January 1, 2001.

The accompanying unaudited pro forma condensed consolidated statement of income reflects the acquisition of NORIC by Pogo under the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values at the date of acquisition. Such allocations are based on preliminary information and are subject to change when final valuations are obtained.

The unaudited pro forma condensed consolidated statement of income is presented for illustration purposes only, and does not necessarily indicate the operating results that would have occurred if the merger had been completed as of January 1, 2001. The unaudited pro forma condensed consolidated statement of income is not necessarily indicative of future operating results of the consolidated enterprise.

 The unaudited pro forma condensed consolidated statement of income should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Pogo included in Pogo's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001. The unaudited condensed consolidated statement of income does not reflect any cost savings or other synergies anticipated as a result of the merger, nor does it reflect any merger-related expenses.
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                     POGO PRODUCING COMPANY AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE SIX MONTHS ENDED JUNE 30,2001
               (EXPRESSED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       NORTH       PRO FORMA      PRO FORMA
                                                          POGO        CENTRAL     ADJUSTMENTS     COMBINED
                                                        ---------     --------    -----------     ---------
Revenues:
   Oil and gas sales .............................      $ 328,325     $ 62,852                    $ 391,177
    Pipeline sales and other ......................         8,259          138                        8,397
    Gains (losses) on sales .......................         2,672          (10)                       2,662
                                                        ---------     --------      --------      ---------
        Total .....................................       339,256       62,980                      402,236
                                                        ---------     --------      --------      ---------
Operating Costs and Expenses:
    Lease operating ...............................        55,523        7,588                       63,111
    Pipeline operating and natural gas purchases ..         8,420         --                          8,420
    General and administrative ....................        17,858       23,938      $ (4,933)(a)     19,241
                                                             --           --          (6,098)(a)       --
                                                             --           --         (11,524)(a)       --
    Exploration ...................................        12,434          465                       12,899
    Dry hole and impairment .......................        23,044        3,093                       26,137

    Depreciation, depletion and amortization ......        90,532        7,205        11,607 (b)    109,344
                                                        ---------     --------      --------      ---------
        Total .....................................       207,811       42,289       (10,948)       239,152
                                                        ---------     --------      --------      ---------
Operating Income ..................................       131,445       20,691        10,948        163,084

Interest:
    Charges .......................................       (26,292)      (2,626)       (3,792)(c)    (32,710)
    Income ........................................         1,996         --                          1,996
    Capitalized ...................................        14,829         --                         14,829

Minority Interest .................................        (4,998)        --                         (4,998)

Foreign Currency Transaction Loss .................        (1,006)        --                         (1,006)
                                                        ---------     --------      --------      ---------
Income  Before Taxes ..............................       115,974       18,065         7,156        141,195

Income Tax Benefit (Expense) ......................       (45,049)     (10,356)        1,529 (d)    (53,876)
                                                        ---------     --------      --------      ---------
Net Income ........................................     $  70,925     $  7,709      $  8,685      $  87,319
                                                        =========     ========      ========      =========

EARNINGS PER COMMON SHARE
                                        Basic           $    1.46                                 $    1.63
                                        Diluted         $    1.31                                 $    1.46

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  AND POTENTIAL COMMON SHARES OUTSTANDING:

                                        Basic              48,425                      5,047         53,472
                                        Diluted            58,373                      5,047         63,420


            See accompanying notes to unaudited pro forma condensed consolidated statement of income

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                     POGO PRODUCING COMPANY AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                               STATEMENT OF INCOME

a. To eliminate the North Central merger, phantom share and severance expenses that were settled immediately prior to the merger, pursuant to terms of the merger agreement. After the merger Pogo did not offer benefits to the former employees of North Central which were comparable to, or which would replace, the phantom share plan.

b. To record additional depreciation, depletion and amortization expense based on the fair value paid for North Central's properties and equipment.

c. To record interest expense on the acquisition debt that was funded using Pogo's 8.25% Senior Subordinated Notes, due 2011 and Pogo's revolving bank credit agreement at Pogo's current rate of 5.2 %. A 1/8% increase or decrease in the interest rate would change interest expense $32,750 for the six months ended June 30, 2001.

d. To record income tax effect on the pro forma adjustments based on the 35% statutory income tax rate, adjusted for the non-deductibility of certain merger related expenses.